News Release	Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com

Exhibit 99.1

Investor Contact:	Media Contact:
Melissa Nigro (610) 902-6206	James Ely (610) 902-6010
melissa.nigro@airgas.com	jim.ely@airgas.com
For release:  Immediately
Airgas Reports Second Quarter EPS Growth of 27%;
Outlook Remains Positive
RADNOR, PA — October 26, 2005 — Airgas, Inc., (NYSE: ARG), the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products, today reported strong growth in sales, operating income and earnings for its second quarter ended September 30, 2005. Net earnings for the quarter grew 30% to $29.6 million, or $0.38 per diluted share, compared to $22.8 million, or $0.30 per diluted share, in the same period a year ago. The current quarter includes pre-tax charges from asset losses related to hurricanes Katrina and Rita of $2.8 million, or $0.02 per share. The prior year includes integration expenses of $0.02 per diluted share related to the BOC acquisition.
Second quarter sales increased 19% to $714 million reflecting continued same-store sales growth and acquisitions. Total same-store sales were up 10% compared to the same quarter a year ago, with gas and rent up 8% and hardgoods up 11%, reflecting strength across customer segments and a supportive pricing environment.
“We delivered another strong performance, earning $0.40 per diluted share excluding the hurricane impact,” said Airgas Chairman and Chief Executive Officer Peter McCausland. “We remained focused on our core strategy and managing product supply and pricing in a tight market impacted by extraordinary events. Excluding the charges noted above, operating margin expanded 40 basis points to 9.3%, reflecting solid execution across the board.”
“Same-store sales of hardgoods were buoyed by general industrial demand and strong sales after the hurricanes in the Gulf Coast region,” added McCausland. “Gas and rent sales maintained good momentum, driven by solid volumes and pricing. We continued to see great results in our strategic growth categories of medical, specialty and bulk gas as well as safety products.”

Airgas 2Q Earnings Release/Page 2 of 10
Adjusted debt decreased $24 million in the quarter. Free cash flow for the six months ended September 30, 2005 was $26 million compared to $2 million for the period ended September 30, 2004. The definition of free cash flow, a reconciliation to the Consolidated Statement of Cash Flows, the definition of adjusted debt, a reconciliation to the Balance Sheet and a reconciliation of operating margin are included herein.
McCausland continued, “We are enjoying good momentum across our business. We expect to continue growing earnings nicely, with $0.37 to $0.39 per share in our third quarter, and we are affirming our full year EPS range of $1.50 to $1.56. The full year range includes the $0.02 per share impact from the hurricanes and both ranges contemplate the tight supply environment and recently announced price increases.”
The Company will conduct an earnings teleconference on Thursday, October 27, 2005, beginning at 11:00 a.m. Eastern Time. Access the teleconference by calling (800) 811-8824. This press release, slides to be presented during the Company’s teleconference and information about how to access a live and on-demand webcast of the teleconference are available in the ‘Investor Info’ section on the Company’s Internet site www.airgas.com. The telephone replay will be accessible for one week starting October 27th at 1 p.m. Eastern Time by calling (888) 203-1112 and entering passcode 8346177.
About Airgas, Inc.
Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and related hardgoods, such as welding equipment and supplies. Airgas is also the third-largest U.S. distributor of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants and ammonia products. Its 10,000 employees work in about 900 locations including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

Airgas 2Q Earnings Release/Page 3 of 10
Forward-Looking Statements
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: enjoying good momentum across our business; the expectation that earnings will continue to grow nicely; and earnings expectations for the third fiscal quarter and full fiscal year. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: the success of the Company’s ability to grow sales and market share; customer acceptance of price increases; the successful integration of acquisitions; an economic downturn; increased industry competition; adverse changes in customer buying patterns; future revisions to the estimated loss associated with hurricanes Katrina and Rita; significant fluctuations in interest rates; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including Form 10-K dated March 31, 2005 and Form 10-Q dated June 30, 2005 filed by the Company with the Securities and Exchange Commission.
Consolidated statements of earnings, consolidated condensed balance sheets, consolidated statements of cash flows, and a reconciliation of non-GAAP financial measures follow.

Airgas 2Q Earnings Release/Page 4 of 10
AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net sales	$714,426	$599,783	$1,405,101	$1,143,800

Costs and expenses:
Cost of products sold (excl. deprec.)	355,533	293,081	698,397	559,302
Selling, distribution and administrative expenses (c)	263,769	228,386	517,714	432,448
Depreciation	30,335	25,844	59,594	49,773
Amortization	1,308	1,520	2,607	2,953

Total costs and expenses	650,945	548,831	1,278,312	1,044,476

Operating income	63,481	50,952	126,789	99,324

Interest expense, net	(13,252)	(12,668)	(27,197)	(24,523)
Discount on securitization of trade receivables (a)	(2,247)	(1,046)	(4,095)	(1,876)
Other income, net	582	(73)	1,493	349

Earnings before income tax expense and minority interest	48,564	37,165	96,990	73,274

Income tax expense	(18,230)	(13,936)	(36,487)	(27,477)

Minority interest in earnings of consolidated affiliate	(712)	(452)	(1,234)	(904)

Net earnings	$29,622	$22,777	$59,269	$44,893

Basic earnings per share	$0.39	$0.30	$0.78	$0.60

Diluted earnings per share	$0.38	$0.30	$0.76	$0.59

Weighted average shares outstanding:
Basic	76,600	74,700	76,400	74,400
Diluted	78,700	76,600	78,400	76,400
See attached notes.

Airgas 2Q Earnings Release/Page 5 of 10
AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands)

	(Unaudited)
	September 30,	March 31,
	2005	2005
ASSETS
Cash	$33,029	$32,640
Trade accounts receivable, net (a)	160,202	148,834
Inventories, net	241,364	221,609
Deferred income tax asset, net	24,072	26,263
Prepaid expenses and other current assets	32,859	36,911

TOTAL CURRENT ASSETS	491,526	466,257

Plant and equipment, net	1,334,060	1,269,342
Goodwill	543,736	511,196
Other intangible assets, net	15,455	16,507
Other non-current assets	25,310	28,561

TOTAL ASSETS	$2,410,087	$2,291,863

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$129,681	$143,208
Accrued expenses and other current liabilities	208,983	183,132
Current portion of long-term debt	112,128	6,948

TOTAL CURRENT LIABILITIES	450,792	333,288

Long-term debt	691,609	801,635
Deferred income tax liability, net	300,977	282,186
Other non-current liabilities	23,453	24,391
Minority interest in affiliate (b)	57,191	36,191

Stockholders’ equity	886,065	814,172

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,410,087	$2,291,863

See attached notes.

Airgas 2Q Earnings Release/Page 6 of 10
AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended	Six Months Ended
	September 30, 2005	September 30, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$59,269	$44,893
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	59,594	49,773
Amortization	2,607	2,953
Deferred income taxes	22,200	16,000
Gain on divestiture	—	(360)
(Gain) loss on sales of plant and equipment	(458)	13
Minority interest in earnings	1,234	904
Stock issued for employee stock purchase plan	5,040	4,712
Changes in assets and liabilities, excluding effects of business acquisitions and divestitures:
Securitization of trade receivables	19,700	37,400
Trade receivables, net	(15,668)	(22,651)
Inventories, net	(14,723)	(24,214)
Prepaid expenses and other current assets	4,796	(2,001)
Accounts payable, trade	(14,081)	(1,787)
Accrued expenses and other current liabilities	2,959	(6,521)
Other long-term assets	4,104	1,796
Other long-term liabilities	1,520	(535)

Net cash provided by operating activities	138,093	100,375

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(105,881)	(65,642)
Proceeds from sales of plant and equipment	2,646	2,200
Proceeds from divestitures	—	828
Business acquisitions and holdback settlements	(75,602)	(180,398)
Other, net	319	5

Net cash used in investing activities	(178,518)	(243,007)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	279,324	342,044
Repayment of debt	(284,059)	(213,663)
Minority interest in earnings	(1,234)	(904)
Minority stockholder note prepayment (b)	21,000	—
Exercise of stock options	11,210	11,387
Dividends paid to stockholders	(9,290)	(6,771)
Cash overdraft	23,863	16,032

Net cash provided by financing activities	40,814	148,125

Change in cash	$389	$5,493
Cash — Beginning of period	32,640	25,062

Cash — End of period	$33,029	$30,555

See attached notes.

Airgas 2Q Earnings Release/Page 7 of 10

Notes:

(a)	The Company participates in a securitization agreement with two commercial banks to sell up to $225 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company’s revolving credit facilities. The amount of outstanding receivables under the agreement was $209.6 million and $189.9 million at September 30, 2005 and March 31, 2005, respectively.

(b)	On June 6, 2005, the Company’s consolidated affiliate, National Welders, entered into an agreement with its preferred stockholders under which the preferred stockholders prepaid their $21 million note payable to National Welders. National Welders used the proceeds from the prepayment of the preferred stockholders’ note to pay-off its $21 million term loan, which had been collateralized by the preferred stockholders’ note. The preferred stockholders’ note payable to National Welders had been reflected as a reduction of “Minority interest in affiliate” in the consolidated financial statements of the Company. Consequently, the prepayment of the preferred stockholders’ note resulted in a $21 million increase to the Company’s “Minority interest in affiliate.” Additionally, the preferred stockholders and National Welders agreed to modify the dates between which the preferred stockholders have the option to redeem their preferred stock for cash or Airgas common stock to commence in June 2005 (previously June 2006) and expire in June 2009.

(c)	Selling, distribution and administrative expenses in the three and six months ended September 30, 2005 include an estimated loss related to hurricanes Katrina and Rita of $2.8 million ($1.75 million after tax), or $0.02 per diluted share. The loss estimate is comprised of property damage and an additional provision for uncollectible trade receivables associated with customers in the affected areas.

(d)	Business segment information for the Company’s Distribution and All Other Operations segments is shown below:

		(Unaudited)				(Unaudited)
		Three Months Ended				Three Months Ended
		September 30, 2005				September 30, 2004
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim	Combined	Dist.	Ops.	Elim	Combined
Gas and rent	$300,437	$113,520	$(12,979)	$400,978	$259,060	$84,002	$(12,036)	$331,026
Hardgoods	296,505	18,565	(1,622)	313,448	253,281	16,371	(895)	268,757

Total net sales	596,942	132,085	(14,601)	714,426	512,341	100,373	(12,931)	599,783

Cost of products sold, excluding deprec. expense	304,847	65,287	(14,601)	355,533	261,002	45,010	(12,931)	293,081
Selling, distribution and administrative expenses	220,552	43,217		263,769	192,267	36,119		228,386
Depreciation expense	23,669	6,666		30,335	19,800	6,044		25,844
Amortization expense	1,150	158		1,308	1,415	105		1,520

Operating income	46,724	16,757		63,481	37,857	13,095		50,952

Airgas 2Q Earnings Release/Page 8 of 10

		(Unaudited)				(Unaudited)
		Six Months Ended				Six Months Ended
		September 30, 2005				September 30, 2004
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim	Combined	Dist.	Ops.	Elim	Combined
Gas and rent	$600,294	$206,200	$(26,596)	$779,898	$487,638	$161,171	$(22,474)	$626,335
Hardgoods	590,716	37,376	(2,889)	625,203	487,090	32,165	(1,790)	517,465

Total net sales	1,191,010	243,576	(29,485)	1,405,101	974,728	193,336	(24,264)	1,143,800

Cost of products sold, excluding deprec. expense	609,806	118,076	(29,485)	698,397	497,098	86,468	(24,264)	559,302
Selling, distribution and administrative expenses	436,732	80,982		517,714	363,367	69,081		432,448
Depreciation expense	46,631	12,963		59,594	37,797	11,976		49,773
Amortization expense	2,311	296		2,607	2,680	273		2,953

Operating income	95,530	31,259		126,789	73,786	25,538		99,324

Airgas 2Q Earnings Release/Page 9 of 10
Reconciliation of Non-GAAP Financial Measures (Unaudited)
Free Cash Flow:
Reconciliation of net cash provided by operating activities per the Consolidated Statement of Cash Flows to Free Cash Flow:

	Six Months Ended	Six Months Ended
(Amounts in thousands)	September 30, 2005	September 30, 2004
Net cash provided by operating activities	$138,093	$100,375
Less net cash provided by operating activities of NWS (1)	(8,761)	(10,342)

Plus:
Management fees paid by NWS (1)	607	530
Operating lease buyouts	7,141	8,110
Proceeds from sale of PP&E	2,646	2,200
Less:
Cash provided by the securitization of trade receivables	(19,700)	(37,400)
Capital expenditures	(105,881)	(65,642)
Add back capital expenditures of NWS (1)	12,128	4,429

Free Cash Flow	$26,273	$2,260

Free Cash Flow provides investors meaningful insight into the Company’s ability to generate cash from operations, which can be used at management’s discretion for acquisitions, the prepayment of debt or to support other investing and financing activities.

(1)	National Welders Supply Co. (“NWS”) is a consolidated corporate joint venture meeting the definition of a variable interest entity and for which the Company is the primary beneficiary as described under FIN 46R. The liabilities of NWS are non-recourse to the Company. Likewise, the cash flows in excess of a management fee paid by NWS are not available to the Company. Accordingly, the cash flows of NWS have been excluded from the Company’s non-GAAP liquidity measures.
Adjusted Debt:
Reconciliation of the change in debt per the Balance Sheet to the increase in debt adjusted for the non-recourse debt of NWS, off-balance sheet financing and non-cash interest rate hedging (“adjusted debt”):

(Amounts in thousands)	September 30, 2005	June 30, 2005	Change in Adjusted Debt
Debt	$803,737	$819,836	$(16,099)
Adjustments to Debt:
Securitization of trade receivables	209,600	214,600	(5,000)
National Welders – non-recourse debt (1)	(49,408)	(45,764)	(3,644)
Interest rate swap agreements	(3,126)	(3,539)	413

Adjusted Debt	$960,803	$985,133	$(24,330)

(1)	In calculating the Adjusted Debt measure, the debt of the NWS joint venture has been excluded because the debt is non-recourse to Airgas.
The Company uses Adjusted Debt to provide investors with a more meaningful measure of the change in the Company’s obligation to repay debt by adjusting for the non-recourse debt of NWS, non-cash interest rate hedging and funds received (or repaid) under the trade receivables securitization program.

Airgas 2Q Earnings Release/Page 10 of 10
Reconciliation of Non-GAAP Financial Measures (Unaudited)
Operating Margin:
Reconciliation of operating margin to operating margin exclusive of the impact of hurricanes Katrina and Rita in the quarter ended September 2005 and BOC integration costs in the quarter ended September 2004:
Three months ended September 2005

	Per the Statement of	Add back impact of	Exclusive of
(Amounts in thousands)	Earnings	Hurricanes	Hurricanes
Operating income	$63,481	$2,800	$66,281
Net Sales	714,426		714,426

Operating margin	8.9%		9.3%
Three months ended September 2004

	Per the Statement of	Add back BOC	Exclusive of BOC
(Amounts in thousands)	Earnings	Integration Costs	Integration Costs
Operating Income	$50,952	$2,500	$53,452
Net Sales	599,783		599,783

Operating margin	8.5%		8.9%
Management believes the quarterly operating margins, exclusive of the impact of hurricanes Katrina and Rita and BOC integration costs, reflect more meaningful trend information.